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                            UNDERWRITING AGREEMENT
                            ----------------------

                                                            __________ ___, 1999



FERRIS, BAKER WATTS, INCORPORATED
RYAN, LEE & COMPANY INCORPORATED
     As Representatives of the
     Several Underwriters Identified
     In Schedule A Annexed Hereto
         c/o Ferris, Baker Watts, Incorporated
         100 Light Street
         Baltimore, Maryland 21202

Gentlemen:

         SECTION 1. INTRODUCTION. Powerize.com, Inc., a Delaware corporation (the "Company"), has authorized capital stock consisting of 50,000,000 shares of Common Stock, $0.0001 par value per share (the "Common Stock"). The Company proposes to sell an aggregate of __________ shares of Common Stock (the "Firm Shares") to the several underwriters identified in Schedule A annexed hereto (the "Underwriters"), who are acting severally and not jointly. In addition, the Company has agreed to grant to the Underwriters an option to purchase up to __________ additional shares of Common Stock (the "Optional Shares") to cover over-allotments, as provided in Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares, are hereinafter collectively referred to as the "Common Shares."

         You, as representatives of the Underwriters (the "Representatives"), have advised the Company that the Underwriters propose to make a public offering (the "Offering") of the Common Shares on the effective date of the Registration Statement, as defined in Section 2(f) hereof, or as soon thereafter as in the Representatives' reasonable judgment is advisable (but not later than seven (7) days after such effective date), and that the purchase price of the Common Shares will be the public offering price of $_____ per share less underwriting discounts and commissions of seven percent (7 %) or $_____ per share.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) The Company is duly incorporated and validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus (as defined in
         Section 2(f) hereof); the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction where such qualification is required; the Company has received no notice of
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         any proceeding and, to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (b) The Company does not own or control any subsidiary and does not own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Prospectus.

                  (c) The shares of Common Stock outstanding on the date of this Agreement and immediately prior to the issuance of the Common Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable. There are no preemptive, preferential or other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder, and no shares of Common Stock have been issued in violation of such rights of stockholders. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for, any shares of Common Stock or other equity interest in the Company, except as described in the Prospectus. No holders of securities of the Company have any rights to the registration of such securities under the Registration Statement, or such rights have been waived with respect to the Registration Statement. The statements made in the Prospectus under the caption "Description of Our Capital Stock" are accurate and complete in all material respects, and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (d) The Company has the corporate power and authority to issue, sell and deliver the Common Shares to be sold by it to the Underwriters as provided herein. The Common Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive or similar rights, and will conform to the description thereof contained in the Prospectus. Upon consummation of the purchase of the Common Shares by the Underwriters under this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer.

                  (e) The Company has full corporate power and authority to enter into and perform this Agreement, and the execution and delivery hereof and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each other party hereto, is, and on each Closing Date referenced in Section 4 hereof will be, the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and public policy and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief. The execution and performance by the Company of this Agreement, including application of the net proceeds of the Offering, if and when received, as described in the Prospectus

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         under "Prospectus Summary" and "Use of Proceeds," will not: (i) violate any provisions of the Certificate of Incorporation or Bylaws of the Company, or any law, rule or regulation applicable to the Company of any government, court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its businesses or properties, or (ii) result in the breach, or be in contravention, of any provision of any loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, agreement, contract, permit or other contractual obligation to which the Company is a party or by which the Company or its property may be bound, or affected, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound, except those, if any, described in the Prospectus or which would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is, or reasonably could be expected to be, materially adverse to the business, management, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except for compliance with the Securities Act of 1933, as amended (the "Act") and the state securities laws (the "Blue Sky Laws") applicable to the Offering, and the clearance of such Offering with the National Association of Securities Dealers, Inc. (the "NASD").

                  (f) (i) The Company has prepared and filed with the Securities Exchange Commission (the "Commission") in accordance with the provisions of the Act and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, a registration statement on Form S-1, including a prospectus, relating to the Common Shares. The registration statement, as amended at the time it became effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act ("Rule 430A Information"), and any post-effective amendment thereafter filed with the Commission with respect to such registration statement, is herein referred to as the "Registration Statement." The form of prospectus first filed by the Company with the Commission pursuant to Rule 424(b) and Rule 430A under the Act or, if no such filing is required, the form of prospectus included in the Registration Statement at the time it became effective, and any supplement or amendment thereafter filed with the Commission with respect to such prospectus, is hereinafter referred to as the "Prospectus." For purposes of this Agreement, "Effective Time" means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, was or is declared effective by the Commission. "Preliminary Prospectus" means each prospectus included in the Registration Statement, or amendments thereof, before the Registration Statement became effective under the Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information.

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                           (ii) The Registration Statement has become effective,
         and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (g) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Registration Statement and the Prospectus contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof. There are no legal or governmental actions, suits or legal proceedings, and there are no statutes, regulations, contracts or other documents, transactions or relationships of or by the Company required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required.

                  (h) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to certain of the financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations.

                  (i) The financial statements of the Company for the respective periods covered thereby, and the related notes and schedules thereto included in the Registration Statement and the Prospectus, present fairly the financial position of the Company for the periods covered thereby as of the respective dates of such financial statements, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted therein). All adjustments for a fair presentation of results have been made. The selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein, and the other financial and statistical information and data with respect to the Company set forth in the Registration Statement and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.
         The financial statements of the

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         Company included in the Registration Statement and the Prospectus conform in all material respects to the applicable requirements of Form S-1 and Regulation S-X under the Act. No other financial statements, except the financial statements included in the Registration Statement and Prospectus, are required by Form S-1 to be included in the Registration Statement and Prospectus.

                  (j) The Company is not (i) in violation of its Certificate of Incorporation or Bylaws, or (ii) in default under any court or administrative order or decree, or (iii) in default with respect to any provision of any material loan agreement, lease, franchise, license, note, bond, other evidence of indebtedness, indenture, mortgage, deed of trust, other instrument, agreement, contract, permit or other contractual obligation to which the Company is a party or by which the Company or any of its properties or businesses may be bound, and, to the knowledge of the Company, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, upon notice or lapse of time or both, would constitute such an event of default, except those, if any, described in the Prospectus or which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) There are no governmental actions, suits or legal proceedings pending, or to the Company's knowledge, threatened to which the Company is or could be a party, or to which the business of the Company or any material property owned or leased by the Company is subject, or related to product liability, environmental, intellectual property or discrimination matters which are not disclosed in the Registration Statement and the Prospectus or which question the validity of this Agreement or any action taken or to be taken pursuant hereto except those, if any, described in the Prospectus or which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (1) The Company does not own or have title to any real property. The Company has good and marketable title to all the tangible properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which, in the aggregate, are not material to the Company and its business and do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property; all material tangible properties held or used by the Company under leases, licenses or other agreements are held by it under valid, subsisting and enforceable leases, franchises or other agreements with respect to which it is not in default, except that rights to indemnity or contribution may be limited by applicable law and public policy and enforceability of the rights and remedies of the Company under any such lease, franchise, license or other agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                  (m) The Company will not take and has not taken, directly or indirectly, any action (and does not know of any action by its directors, officers or stockholders, or

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         others) designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

                  (n) Except as reflected in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), since the respective dates as of which information is given in the Prospectus:

                           (i) the Company has not incurred any material
                  liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business;

                           (ii) the Company has not paid or declared any
                  dividends or other distributions with respect to its capital stock and is not delinquent in the payment of principal or interest on any outstanding debt obligations;

                           (iii) there has not been any material adverse change
                  or any development involving a prospective material adverse change in the capital stock of the Company; and

                           (vi) there has not occurred with respect to the
                  Company any Material Adverse Effect or any development which reasonably could be expected to result in a Material Adverse Effect.

                  (o) The Company has filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been asserted or threatened against the Company which would have a Material Adverse Effect.

                  (p) The Company has the capitalization as set forth under the caption "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein except as disclosed in the Prospectus. The financial and numerical information and data in the Prospectus under "Prospectus Summary," "The Offering," "Summary Financial Data," "Risk Factors," "Use of Proceeds," "Dividend Policy," "Capitalization," "Dilution," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Related Transactions and Relationships," "Principal Stockholders" and "Description of Our Capital Stock" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

                  (q) The Company holds all licenses, permits, approvals, exemptions, franchises, consents and other government authorizations, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are required for the present and proposed conduct of its business as described in the Prospectus, except as would not,

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         individually or in the aggregate, have a Material Adverse Effect. Such licenses, permits and other governmental authorizations are in full force and effect, the Company is in all material respects complying therewith, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, permit, approval or authorization. The Company is complying in all respects with all laws, ordinances and regulations applicable to the Company, its properties and its business, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action taken with respect to any differences. The Company has maintained its books of account in accordance with generally accepted accounting principles consistently applied in all material respects, and such books and records are, and during periods covered by the financial statements included in the Registration Statement and the Prospectus are, correct and complete in all material respects, and fairly and accurately reflect, in all material respects, the income, expenses, assets and liabilities of the Company and provide a fair and materially accurate basis for the preparation of such financial statements.

                  (s) The minute books of the Company are current and contain a materially correct and complete record of all corporate action taken by the Board of Directors and the stockholders of the Company and all signatures contained therein are true signatures of the persons whose signatures they purport to be.

                  (t) Except as described in the Prospectus, the Company is unaware of any loss or threatened loss of any key customer, supplier or account which is material to the Company.

                  (u) The Company has uncontested and sufficient legal rights by ownership or license to all "Intellectual Property" (defined to include all unregistered, registered or registration-pending patents, copyrights, trademarks, trade names, service marks, trade secrets, know-how or similar rights recognized by U.S., foreign and international statutes, common law or treaties) to permit continued operation of the Company's business as it is currently operated and described in the Prospectus, subject only to payment of periodic license fees consistent with prior practice. Each description of the Company's rights to Intellectual Property set forth in the Prospectus (such as a statement in the Prospectus that an asset is subject to patent, trademark or copyright protection, whether registered, pending or otherwise) is true, complete and correct in all material respects. The Company has no knowledge of any infringement or other conflicting activity by others upon its Intellectual Property rights, and the Company has no knowledge of any infringements or conflicting activity by the Company on any Intellectual Property rights

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         of others. The Company is the named registrant for any and all of the
         Company's Intellectual Property that is subject to registration. The Company is the sole registered holder and sole administrative contact for the domain name www.powerize.com and the Company has no knowledge of any pending, threatened or reasonably foreseeable adverse claim to the Company's exclusive right to use such domain name.

                  (v) The Company is in compliance with all federal, state or local laws or ordinances, including orders, rules and regulations thereunder, regulating or otherwise affecting employee health and safety or the environment, noncompliance with which could have a Material Adverse Effect. To its knowledge, the Company has disposed of all wastes in substantial compliance with applicable laws, and it is not aware of any existing condition that may form the basis for any present or future claim, demand or action seeking clean-up of any site, location or body of water, surface or subsurface.

                  (w) The provisions of any qualified retirement plans sponsored by the Company are in compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Company is in compliance with ERISA, including, without limitation, ERISA's fiduciary and prohibited transaction rules, or the funding requirements with respect to any such plan, except to the extent such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect. The Company has timely filed the reports required to be filed by ERISA in connection with the maintenance of plans sponsored by the Company and no fact, including, without limitation, any "reportable event" as defined by ERISA and the regulations thereunder, exists in connection with any plan sponsored by the Company which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan. With respect to multiemployer plans in which the Company participates on behalf of its employees who are members of collective bargaining units, the Company has no withdrawal liability except to the extent set forth in the Prospectus. The provisions of any employee benefit welfare plan, as defined in ERISA's Section 3(l), sponsored by the Company are in compliance with ERISA's fiduciary and prohibited transaction rules and reporting and disclosure requirements with respect to any such plan, except to the extent such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

                  (x) No labor dispute with the employees of the Company exists or, to the knowledge of the Company is imminent, and it is not aware of any existing or imminent labor disputes by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in a Material Adverse Effect. There is no: (a) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the Company's knowledge, threatened against the Company before the National Labor Relations Board or any state or local labor relations board; (b) strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company; or (c) union representation question pending or, to the Company's knowledge, proposed with respect to the employees of the Company. To the

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         knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company.

                  (y) The Company has not violated any provision of the Foreign Corrupt Practice Act, or the rules and regulations promulgated thereunder.

                  (z) To the Company's knowledge after due inquiry, no relationship, direct or indirect, or agreement, arrangement or understanding (including, without limitation, any voting agreement), exists between or among the Company or any other person, which is required by the Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (aa) No part of the proceeds of the sale of the Common Shares will be used for any purpose that violates the provisions of any of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  (bb) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable Blue Sky Laws.

                  (cc) The Company is not, does not intend to conduct its business in a manner in which it would become, and after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         A certificate signed by any officer of the Company delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to you as to the matters covered thereby.

         SECTION 3. REPRESENTATION OF UNDERWRITERS. You have been duly authorized to act and will act as the Representatives for the Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you, as such Representatives, will be binding upon all Underwriters.

         SECTION 4. PURCHASE, SALE AND DELIVERY OF COMMON SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell __________ Firm Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Shares as hereinafter set forth at the price per share set forth in Section 1 hereof. In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up

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to __________ Optional Shares at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full Optional Shares which (as nearly as practicable in full shares as determined by the Representatives) bears to __________ the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all the Underwriters under this Agreement.

         At 9:00 a.m., Baltimore, Maryland time, on the third full business day after the commencement of the Offering, or at such other time not later than seven (7) full business days after the commencement of the Offering, as the Representatives and the Company may agree, the Company will deliver to the Representatives, at the offices of Ferris, Baker Watts, Incorporated, 1700 Pennsylvania Avenue, Suite 700, Washington, D.C., or through the facilities of The Depository Trust Company, for the accounts of the Underwriters, definitive certificates representing the Firm Shares to be sold, with all transfer taxes, if any, with respect to the transfer, sale and delivery of the Firm Shares to the several Underwriters duly paid by the Company, against payment in Washington, D.C. of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company in respect of the Firm Shares being sold by the Company. Such time of delivery and payment is referred to throughout this Agreement as the "First Closing Date." The certificates for the Firm Shares to be so delivered will be in denominations and registered in such names as the Representatives request by notice delivered to the Company prior to 9:00 a.m., Baltimore, Maryland time, no later than the second full business day preceding, the First Closing Date, and, if the certificates are to be physically delivered, will be made available for checking and packaging at 9:00 a.m., Baltimore, Maryland time, at least 24 hours prior to the First Closing Date at a location to be designated by the Representatives.

         The over-allotment option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date the Registration Statement becomes effective upon written notice by the Representatives to the Company setting forth the aggregate number of Optional Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by the Representatives, but if at any time other than the First Closing Date, shall not be earlier than three (3) nor later than seven (7) full business days after delivery of such notice of exercise to the Company. Definitive certificates for the Optional Shares, with all transfer taxes, if any, with respect to the transfer, sale and delivery of the Optional Shares to the several Underwriters duly paid by the Company, will be made available for checking and packaging at 9:00 a.m., Baltimore, Maryland time, at least 24 hours prior to the Second Closing Date at a location to be designated by the Representative if the certificates are to be physically delivered. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares purchased from the Company. As Representatives of the Underwriters, you may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

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         The Representatives have advised the Company that each Underwriter has authorized the Representatives to accept delivery of its Common Shares and to make payment therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

         SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                  (a) The Company will prepare and timely file with the Commission pursuant to Rule 424(b) under the Act the Prospectus containing information previously omitted in reliance on Rule 430A under the Act. The Company will advise the Representatives and its counsel promptly of (i) the time when any post-effective amendment to the Registration Statement becomes effective; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the initiation or threatening of any proceedings for that purpose; (iii) of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus or of the Prospectus, or for additional information, and will not file or make any amendment or supplement of the Registration Statement, to any Preliminary Prospectus or to the Prospectus of which the Representatives have not been furnished with a copy prior to such filing or to which you object; and (iv) the happening of any event during the period referred to in Section 5(g) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop orders suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will file promptly and will furnish to the Representatives at or prior to the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act subsequent to the date of the Prospectus, and for so long as the delivery of a prospectus is required in connection with the Offering.

                  (b) If, at any time when a prospectus relating to the Common Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or Blue Sky Laws, the Company promptly will advise the Representative and its counsel thereof. In such event, or if during such period any event shall occur or condition shall exist as a result of which, in the reasonable judgment of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the reasonable judgment of the Representatives, it is necessary to amend or supplement the Prospectus to comply with the Act, the Rules and Regulations or Blue Sky Laws, then the Company will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance and will use its best efforts to cause any post-effective amendment to the Registration Statement relating thereto to become promptly effective.

                  (c) Except as described in the Prospectus, the Company will not, prior to the Second Closing Date (or the expiration of the thirty
         (30) day period within which the Representatives are required to exercise the over-allotment option pursuant to Section 4 hereof if there is no Second Closing Date), incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business.

                  (d) The Company will not declare or pay any dividend or make any other distribution upon its capital stock payable to its holders of record on a date prior to the Second Closing Date or, if there is no Second Closing Date, then prior to the First Closing Date.

                  (e) Until the Underwriters have completed the Offering, the Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

                  (f) The Company will make generally available to the Representatives and to the Company's security holders an earnings statement (which need not be audited) as soon as practicable, but in no event later than 15 months after the end of the Company's current fiscal quarter, covering a period of 12 consecutive calendar months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                  (g) Prior to 10:00 a.m., Baltimore, Maryland time, on the first business day after the date of this Agreement and from time to time thereafter as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish the Representatives, at the Company's expense, with copies of the Registration Statement, the Prospectus and the Preliminary Prospectus in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Act or the Exchange Act.

                  (h) The Company will cooperate with the Representatives, their counsel and the Underwriters in qualifying or registering the Common Shares if and as required for sale under the Blue Sky Laws of such jurisdictions within the United States and its territories as the Representatives shall designate, and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Common Shares. The Company will advise you promptly and, if requested by you, will confirm such advice in writing of the suspension of qualification of the Common Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified to transact business.

                  (i) During the period of five years after the date hereof, as soon as practicable after the end of each fiscal year, the Company will furnish the Representatives with two copies, and to each of the other Underwriters who may so request, one copy, of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and corresponding statements of earnings, stockholders' equity and cash flows for the year then ended, such financial statements to be under the certificate or opinion of the Company's independent certified public accountants. During such period the Company will also furnish the Representatives with one copy:

                           (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission; and

                           (ii) as soon as available, of each report of the Company mailed to its stockholders.

                  (j) The Company will use its best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriters set forth in Section 7 hereof.

                  (k) The Company shall use its best efforts to cause (i) the Common Shares to be listed for trading on the NASDAQ National Market as soon as practicable after the effectiveness of the Registration Statement and (ii) the Common Shares to remain so listed for at least thirty-six (36) months thereafter.

                  (1) The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Rules and Regulations.

                  (m) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Common Shares for offering and sale under the Blue Sky Laws of one or more jurisdictions.

                  (n) The Company shall apply the net proceeds from the sale of the Common Shares to be sold by it hereunder for the purposes set forth in the Prospectus.

                  (o) Except for the sale of Common Shares pursuant to this Agreement, the Company hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of capital stock of the Company (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), or publicly announce an intention to effect any of the foregoing transactions, for a period of 180 days after the date of the Prospectus without the prior written consent of the Representatives; provided, however, that notwithstanding the foregoing limitation, the Company may issue, without the prior consent of the Representatives, (i) options to purchase up to 200,000 shares of Common Stock to employees under the Company's employee benefit plans (which options shall not vest or be exercisable within such 180 day period) and (ii) up to 200,000 shares of Common Stock for business purposes in connection with establishing or maintaining commercial relationships with distributors, content providers or strategic partners (which shares shall be issued as "restricted securities" within the meaning of Rule 144 under the Act without registration rights during such 180 day period). Except for a registration statement on Form S-8 to be filed by the Company to register the offer and sale of not more than 1.75 million shares of Common Stock pursuant to employee benefit plans, the Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of the Representatives. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the present officers and directors of the Company and (ii) the holders and beneficial owners of not less than 95% of the issued and outstanding shares of Common Stock of the Company (calculated on a fully diluted basis) as of the effective date of the Registration Statement, to the effect that such person will not, during the period commencing on the date such person signed such agreement and ending 180 days after the date of the Prospectus, without the prior consent of the Representatives, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, exercise any right, or file (or participate in the filing of) a registration statement with respect to the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided that transfers or other dispositions of shares of Common Stock for estate planning purposes shall be permitted without the prior consent of the Representatives if the transferee first executes and delivers an agreement to the Representatives that contains all of the terms and conditions of the agreement executed and delivered by the transferor pursuant to this paragraph; and provided further, that the Company shall not be required to deliver an agreement from any holder or beneficial owner of Common Stock that has or, upon exercise or conversion, will have shares of Common Stock that constitute "restricted securities" within the meaning of Rule 144 under the Act and that are subject to the holding period specified in Rule 144(d) for 180 days after the date of the Prospectus, and the number of shares constituting such restricted securities shall be counted for purposes of determining the Company's compliance with the 95% threshold described above.

                  (p) Upon the First Closing Date, the Company shall grant and issue warrants to the Representatives (for themselves and not for or on behalf of any other Underwriters) to purchase shares of Common Stock equal in the aggregate to ten percent (10.0%) of the total number of Common Shares sold in the Offering excluding the Optional Shares (the "Underwriters Warrants") at an exercise price equal to one hundred ten percent (110.0%) of the public offering price per share. Prior to the First Closing Date, the Representatives shall deliver to the Company a letter instructing the Company as to the percentage of such Underwriters Warrants to be issued to each of the Representatives. The Underwriters Warrants will have a five (5) year term commencing on the effective date of the Offering and expiring on the fifth anniversary thereof, and shall be exercisable, in whole or in part, by the Representatives from time to time during such term on or after the first anniversary of the effective date of the Offering. The Underwriters Warrants will contain (i) standard anti-dilution provisions covering any Common Stock split or dividend, recapitalization or reorganization of the Company, (ii) registration rights providing one demand registration right and piggyback registration rights upon any subsequent offering of Common Stock by the Company and (iii) a net issuance feature.

                  (q) The Company will furnish to you five (5) signed copies of the Registration Statement as first filed with the Commission and each amendment to it, including all exhibits and documents incorporated therein by reference, if any, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and each amendment to it, without exhibits, as you may reasonably request.

                  (r) The Company shall use its best efforts to do and perform all things required or necessary to be done or performed under this Agreement by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Common Shares.

                  (s) Subject to the closing of the Offering contemplated by this Agreement, the Company hereby grants to the Representatives a right of first refusal to serve as managing underwriters for any subsequent public offering the Company may undertake within the first year following the First Closing Date; provided, however, that the terms and conditions of any such subsequent underwriting engagement shall be the same or more advantageous to the Company than competing offers from other underwriters and consistent with industry standards for similarly sized offerings.

         SECTION 6. PAYMENT OF EXPENSES. The Company will pay the following costs, fees and expenses incurred in connection with the Offering:

                  (a) All costs, fees and expenses incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all agreements and supplements provided for herein, and the Preliminary and, if required, any Supplemental Blue Sky Memorandum.

                  (b) All costs, fees and expenses, including reasonable legal fees and disbursements of counsel for the Underwriters, incurred by the Underwriters in connection with qualifying or registering all or any part of the Common Shares for offer and sale under the Blue Sky Laws, if required, including the preparation of the Preliminary and any Supplemental Blue Sky Memoranda relating to the Common Shares, and the clearing of such sales with the NASD.

                  (c) All fees and expenses of the Company's transfer agent, printing of the certificates for the Common Shares, and all transfer taxes, if any, with respect to the transfer, sale and delivery of the Common Shares to the several Underwriters and all fees of the NASD and NASDAQ.

                  (d) A non-accountable expense allowance (the "Expense Allowance"), to be paid by the Company to the Representatives on the First Closing Date to, among other things, provide the Representatives with reimbursement of expenses incurred by them on behalf of themselves and the Underwriters with the respect to the Offering. The Expense Allowance shall be equal to three percent (3.0%) of the first $20.0 million of gross proceeds of the Offering and one percent (1.0%) of the gross proceeds of the Offering in excess of such $20.0 million. The Expense Allowance shall not be payable by the Company if for any reason the sale to the Underwriters of the Firm Shares is not consummated as provided herein; provided, however, in such event the Company shall be liable for reimbursement of the Underwriters' expenses as provided in
         Section 8 hereof.

         SECTION 7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall be effective, and no stop order suspending the effectiveness of the Registration Statement shall have been instituted or shall be pending or, to the knowledge of the Company, or the Representatives, shall be contemplated by the Commission, and any request of the Commission for additional information shall have been complied with to the Representatives' reasonable satisfaction.

                  (b) The Common Shares shall either be "covered securities" as defined in the Act or shall have been qualified or registered for sale under the Blue Sky Laws of such states as shall have been specified by the Representatives prior to the date hereof.

                  (c) The legality and sufficiency of the authorization, issuance and sale of the Common Shares hereunder, the validity and form of the certificates representing the Common Shares, the execution and delivery of this Underwriting Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements and other financial data included therein) shall have been approved by Williams, Mullen, Clark & Dobbins, P.C., Richmond, Virginia, counsel for the Representatives and the Underwriters.

                  (d) The Registration Statement or Prospectus shall not contain, in the reasonable judgment of the Representatives, an untrue statement of material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) Since the dates as of which information is given in the Registration Statement and Prospectus:

                           (i) the Company shall not have sustained any material
                  loss or interference with its business from any labor dispute, strike, fire, explosion, flood or other calamity (whether or not insured), or from any court or governmental action, order or decree, and

                           (ii) there shall not have been any change in the
                  capital stock, or any material change in the short-term debt or long-term debt of the Company, or a change or a development involving a prospective change in or affecting the ability of the Company to conduct its business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, management, financial position, stockholders' equity or results of the operations of Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus,

                  The effect of which on the Company, in any such case described in clause (i) or (ii), above, is in the Representatives' opinion sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Common Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

                  (f) All written voting agreements, understandings and arrangements with respect to the voting of Common Stock shall have been terminated and shall be of no further force or effect except as disclosed in the Prospectus.

                  (g) There shall have been furnished to you, as Representatives of the Underwriters, on each of the First Closing Date and the Second Closing Date, as applicable:

                           (i) An opinion of Piper & Marbury, L.L.P., counsel
                  for the Company, addressed to the Representatives as such and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The Company has been duly incorporated
                           and is validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own and/or lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each state where such qualification is required.

                                    (2) The Company does not own or control any
                           subsidiary and does not, to such counsel's knowledge after a review of the Company's minute books and other corporate records, own any interest in any other corporation, joint venture, proprietorship or other commercial entity or organization except as described in the Prospectus.

                                    (3) The authorized capital stock of the
                           Company consists of 50,000,000 shares of Common Stock, $0.0001 par value, and all such capital stock conforms as to legal matters to the description thereof under the caption "Description of Our Capital Stock" in the Registration Statement and Prospectus, the issued and outstanding shares immediately prior to the issuance of the Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with exemptions from or were registered in accordance with the registration provisions of Section 5 of the Act; neither the Company's Certificate of Incorporation or Bylaws or any statute applicable to the Company confers any preemptive rights to subscribe for or purchase any Common Stock of the Company and, to the knowledge of such counsel, no other preemptive or other such rights exist with respect to the Common Stock; except as otherwise stated in the Registration Statement, to the knowledge of such counsel, there are no outstanding rights, warrants or options to acquire, or instruments, securities or obligations of the Company, convertible into or exchangeable for, any shares of Common Stock or other equity interests in the Company, nor to the knowledge of such counsel are there any obligations of the Company to issue any of the foregoing. The statements made in the Prospectus under the section entitled "Description of Our Capital Stock" are accurate in all material respects.

                                    (4) The Common Shares will be duly
                           authorized and validly issued, fully paid and nonassessable and, upon consummation of the purchase by the Underwriters, the Underwriters will acquire good and marketable title thereto, free and clear of any claim, security interest, community property right, or other encumbrance or restriction on transfer (except for restrictions under the Act and under the Blue Sky Laws), and the form of the certificates evidencing the Common Shares complies with all formal requirements of Maryland law.

                                    (5) The Company has full corporate power and
                           authority to enter into and perform this Agreement, and the execution and delivery hereof and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by and on behalf of the Company, and, assuming the due authorization, execution and delivery by each other party hereto, is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable law and public policy and enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                                    (6) The execution, delivery and performance
                           of this Agreement by the Company; the valid authorization, issuance, sale and delivery of the Common Shares; and the compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated in this Agreement and the Registration Statement as described under the headings "Prospectus Summary," "Capitalization" and "Use of Proceeds" will not: (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, (x) the Certificate of Incorporation or Bylaws of the Company, or (y) any indenture, loan agreement, mortgage, lease or other material agreement or instrument (but only to the extent that such counsel has knowledge of any of the foregoing documents) to which the Company is a party or by which the Company or its property is bound; or (B) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company or any of its properties.

                                    (7) No consent, approval, authorization or
                           other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for compliance with the Act and

                           Blue Sky Laws applicable to the Offering and the clearance of such Offering with the NASD.

                                    (8) Such counsel has been advised by the
                           Commission that the Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and other financial and statistical data included therein); and such counsel does not know of any statutes, regulations, legal or governmental proceedings or, after due investigation, of any contracts or other documents, transactions or relationships of or by the Company required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations which are not described or filed, as required, and the description of the terms of any such statutes, regulations, legal or governmental proceedings or any contracts or other documents, transactions or relationships contained in the Registration Statement or the Prospectus are correct in all material respects.

                                    (9) To the knowledge of such counsel, except
                           as described in the Prospectus, there are no legal or governmental actions, suits or legal proceedings pending or threatened to which the Company is a party or to which its businesses or material property owned or leased by the Company is subject, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.

                                    (10) To the knowledge of such counsel, (i)
                           the Company does not own or have title to any real property and (ii) the Company has good and marketable title, except as otherwise stated in the Prospectus, to all the tangible personal property owned by the Company as set forth in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind or nature whatsoever except those, if any, referred to in the Prospectus (or reflected in the financial statements included therein) or which, in the aggregate, are not material to the Company and its business and do not materially affect the value of such property; the real or other properties held or used by the Company under leases or other agreements as set forth in the Prospectus are held or used by it under valid and subsisting leases or other agreements enforceable against the Company and, to the knowledge of such counsel, with respect to which the Company is not in default, except to the extent that rights to indemnity or contribution may be limited by applicable law and public policy and the enforceability of any such lease or other agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and by equitable principles limiting the right to specific performance or other equitable relief.

                                    (11) (a) The Company possesses all licenses,
                           permits, approvals and other governmental authorizations required for the conduct of its business, as described in the Prospectus, except as would not have a Material Adverse Effect; (b) such licenses, permits and other governmental authorizations are in full force and effect and to such counsel's knowledge the Company is in all material respects complying therewith; and (c) to such counsel's knowledge, the Company is complying in all respects with all laws, ordinances and regulations applicable to the Company, its properties and business, the noncompliance or violation of which would have a Material Adverse Effect on the Company.

                                    (12) The statements under the captions
                           "Business - Content Providers," "Strategic
                           Relationships," "- Marketing and Distribution," "- Facilities" and "- Legal Proceedings," "Management," "Related Transactions and Relationships," "Description of Our Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

                                    (13) The Company is not and, after giving
                           effect to the Offering and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                                    (14) To such counsel's knowledge, except as
                           described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Common Shares registered pursuant to the Registration Statement.

         It is understood that the opinion of such counsel may state that such counsel is relying as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than in which they are domiciled, on opinions of local counsel or of other counsel retained or having rendered legal services with respect to specific matters, in which case their opinion is to state that they are so doing and they believe such reliance is reasonable, and copies of said certificates and/or opinions are to be attached to the opinion. It is further understood that such counsel shall give no opinion concerning Company Intellectual Property (as defined below) or other matters covered by the opinion to be delivered pursuant to subparagraph (g)(ii) below.

         Such counsel shall also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review of the contents thereof and conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company, and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus were discussed, and although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified elsewhere in such counsel's opinion), on the basis of the foregoing, nothing has come to such counsel's attention that caused them to believe that the Registration Statement, at the time it became effective, on the date of this Agreement and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except in each case as to the financial statements and other financial or statistical data included therein as to which no opinion need be expressed).

                           (ii) An opinion of Lipton, Weinberger & Husick,
                  special counsel for the Company with respect to intellectual property matters, addressed to the Representatives as such and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The Company is the registered holder and
                           administrative contact with respect to the domain names www.powerize.com and powerize.com (the "Domain Names"), and as of the date of such counsel's opinion there exist no pending or, to such counsel's knowledge, threatened challenges filed pursuant to the InterNIC domain name dispute resolution policy.

                                    (2) The Company has not granted any
                           consensual rights (by license or otherwise) to any person relating to ownership or use of the Domain Names.

                                    (3) To the knowledge of such counsel, based
                           upon actual investigation, there are no pending or threatened adverse claims or rights to the Company's exclusive ownership or use of the Domain Names.

                                    (4) To the knowledge of such counsel, based
                           on commercially reasonable diligence, the Company is not subject to any adverse claim, pending or threatened, contesting or asserting rights to use or ownership of "Company Intellectual Property" (to be defined as any and all patent, copyright, trademark, trade name, service mark, trade secret rights, know-how or rights of a similar nature relating to content (including text in any format, graphics, layout, visual schemes or other protectible visible elements), functions (including computer source and object code, scripts, tools, objects, modules and similar functional software) and processes (including all protectible business methods, techniques and processes), whether or not registered or subject to registration, used or to-be-used in the present or future business operations of the Company).

                                    (5) To the knowledge of such counsel, based
                           on commercially reasonable diligence, the Company Intellectual Property does not infringe on the rights of any other person or entity.

                                    (6) The Company has exercised commercially
                           reasonable diligence in establishing the Company's rights to Company Intellectual Property that it has purchased, licensed or internally developed.

                                    (7) There is no controlling U.S. (federal or
                           state) case law or statute that would provide or conclude that the Company's "Web Site Functions" constitute a basis for "Infringement Claims." For purposes of the opinion, "Web Site Functions" shall be defined as: (i) the Company's current use of web browser "pop-up" windows containing Company content that are superimposed on the user's primary web browser desktop in a manner that positions the "pop-up" window over, and obscuring, content of third parties, which third party content was accessed pursuant to clause (iii) below, (ii) the Company's current use of, or referral to, content or functions of unaffiliated entities (including, for example and without limitation, "pull-down" links on the Company's pages to commercial search engines such as Excite, and links on the Company's pages to information sources such as PRNewswire), and (iii) the performance of searches on third-party search engines resulting in the presentation to the user of the product of such searches and specifically bypassing the initial search page of such third-party search engines; and "Infringement Claims" shall be defined as statutory, regulatory or common law claims asserting (i) infringement on patent, trademark, copyright, trade secret or other intellectual property rights of others, and (ii) fraud, improper trading or trade practices, misrepresentation, unjust enrichment, trespass or other similar claim relating to misuse of the property or property rights of others.

                           (iii) An opinion of Williams, Mullen, Clark &
                  Dobbins, P.C. counsel for the Representatives and the Underwriters, addressed to the Representatives in such capacity and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                           (iv) A certificate of the Chief Executive Officer and
                  the Chief Financial Officer of the Company dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) the representations and warranties of
                           the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, as if again made on and as of such Closing Date and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to such Closing Date.

                                    (2) the Commission has not issued any order
                           preventing or suspending the use of any Preliminary Prospectus or the Prospectus filed as a part of the Registration Statement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are pending or contemplated under the Act.

                                    (3) each of the respective signatories of
                           the certificate for the Company has carefully examined the Registration Statement and the Prospectus and, in the opinion of such signatory and to his knowledge, the Registration Statement and the Prospectus contain all statements that are required to be stated therein, and neither the Registration Statement nor the Prospectus includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and, since the date on which the Registration Statement was first filed with the Commission, there has occurred no event required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement which has not been so set forth.

                                    (4) since the date on which said
                           Registration Statement was initially filed, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition or earnings of the Company, whether or not arising from transactions in the ordinary course of business, except as disclosed in said Registration Statement as heretofore amended including the proposed amendment thereto delivered to the Representatives prior to or contemporaneously with the execution of this Agreement or (but only if the Representatives expressly consent thereto in writing) delivered to the Representatives thereafter; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any material liability or obligation, direct or indirect, or entered into any material transaction since such date and except as so disclosed there has not been any change in the capital stock or any material change in the short-term debt or long-term debt of the Company and the Company has not acquired any of the Common Shares nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding shares of Common Stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or, to the Company's knowledge, threatened against the Company; and, since such date and except as so disclosed the Company has not sustained a material loss or interference by strike, labor dispute, fire, explosion, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.

         The delivery of the certificate provided for in this subparagraph (iv) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2), (3) and (4) of this subparagraph (iv) to be set forth in said certificate.

                           (v) At the time this Agreement is executed and also
                  on the First Closing Date and the Second Closing Date, there shall be delivered to the Representatives a letter addressed to the Representatives, as Representatives of the Underwriters, from PricewaterhouseCoopers, LLP, independent certified public accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus. There shall not have been any change or decrease specified in any of the letters referred to in this subparagraph (v) which makes it impractical or inadvisable in the Representatives' judgment to proceed with the Offering or the purchase of the Common Shares as contemplated hereby.

                           (vi) The Company shall have delivered to you the
                  lockup agreements specified in Section 5(o) hereof, which agreements shall be in full force and effect on the Closing Date.

                           (vii) The Common Shares shall have been duly
                  authorized for trading on the NASDAQ National Market System, subject to notice of issuance.

                           (viii) The NASD shall not have raised any objection
                  with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           (ix) Upon the First Closing Date, the Company shall
                  have delivered the Underwriters Warrants pursuant to Section 5(p) hereof.

                           (x) The amounts payable by the Company pursuant to
                  Section 6 hereof shall be paid in full or satisfactory arrangements therefor agreed to by the Representatives.

                           (xii) Such further certificates and documents as the
                  Representatives may reasonably request.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Williams, Mullen, Clark & Dobbins, P.C., counsel for the Representatives and the Underwriters. The Company shall furnish the Representatives with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the Representatives' election will terminate upon notification to the Company without liability on the part of any Underwriter (including the Representatives) or the Company, except for the expenses to be paid by the Company pursuant to Sections 6(a), (b) and (c) and Section 8 hereof, and except to the extent provided in
         Section 10 hereof.

         SECTION 8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If for any reason the sale to the Underwriters of the Firm Shares is not consummated as provided herein, then, in addition to the payment of costs, fees and expenses to be paid by the Company pursuant to Sections 6(a), (b) and (c) hereof, the Company agrees to reimburse the several Underwriters for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them in connection with the Offering, all such expenses to be paid by the Company to the Representatives within ten (10) days of receipt of an invoice therefor. The Company also agrees to reimburse the several Underwriters for all reasonable fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights under this
Section 8.

         SECTION 9. EFFECTIVENESS OF REGISTRATION STATEMENT. The Representatives and the Company will each use their respective best efforts to cause the Registration Statement to remain effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

         SECTION 10.         INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state securities laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any application filed under any Blue Sky Law or other document executed by the Company specifically for that purpose or filed in any state or other jurisdiction in order to qualify any or all of the Common Shares under the securities laws thereof (any such application or document being hereinafter referred to as a "Blue Sky Application") or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; the Company agrees to reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that:

                           (i) any such loss, claim, damage or liability arises
                  out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein; or

                           (ii) if such statement or omission was contained or
                  made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or person who controls any Underwriter) based on such statement or omission resulted from an action, claim or suit by any person who purchased Common Shares which are the subject thereof from such Underwriter in the Offering, and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Common Shares in any case where such delivery is required by the Act unless such failure was due to failure by the Company to provide copies of the Prospectus to the Underwriters as required by this Agreement.

         The indemnification obligations of the Company as provided above are in addition to any liabilities the Company may otherwise have under other agreements, under common law or otherwise.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, or any such director, officer or controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which shall not be unreasonably withheld), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus or in any Blue Sky Application, in reliance upon and in conformity with any written information furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof; each Underwriter will severally reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the provisions of this Section, no Underwriter shall be required to indemnify the Company, or any officer, director or controlling person of the Company in any amount in excess of the total price at which the Common Shares purchased by any such Underwriter hereunder were offered to the public, plus reimbursement for reasonable legal fees and other reasonable expenses incurred. For all purposes of this Agreement, the name and number of shares of Common Stock to be purchased by each Underwriter, and the third paragraph and first sentence of the thirteenth paragraph (as such sentence relates to the Underwriters) under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Registration Statement, Preliminary Prospectus, Prospectus or Blue Sky Application. The indemnification obligations of each Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have under other agreements, under common law or otherwise.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve any indemnifying party from any liability which it or he may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it or he may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or he and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the event that one or more of the Underwriters, their directors, officers or controlling persons, are the indemnified parties). Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and upon approval by the indemnified party of counsel to the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                           (i) the indemnified party shall have employed such
                  counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence;

                           (ii) the indemnifying party shall not have employed
                  counsel reasonable satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

                           (iii) the indemnifying party has authorized the
                  employment of counsel at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section is unavailable to an indemnified party under subparagraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities:

                           (i) in such proportion as is appropriate to reflect
                  the relative benefits received by the Company and the Underwriters from the Offering of the Common Shares; or

                           (ii) if the allocation provided by clause (i) above
                  is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

                  The respective relative benefits received by the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for the portion of the losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price per share appearing thereon, and the Company is responsible for the remaining portion. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method or allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

         SECTION 11. DEFAULT OF UNDERWRITERS. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares hereunder in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all of the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Common Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First Closing Date or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Common Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase (up to but not in excess of any limitations provided by law or the rules or other directives of the NASD) the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made with 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 and Section 8 hereof (other than fees and expenses payable to any defaulting Underwriter) and except to the extent provided in Section 10 hereof.

         In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

         SECTION 12. EFFECTIVE DATE. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         SECTION 13. TERMINATION. This Agreement may be terminated by the Representatives prior to the First Closing Date, and the option from the Company referred to in Section 4 hereof, if exercised, may be canceled at any time prior to the Second Closing Date, if any of the following has occurred:

                  (a) The suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the NASDAQ National Market or limitation on prices for securities or other instruments on any such exchange or the NASDAQ National Market;

                  (b) The suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;

                  (c) The enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the opinion of the Representatives, has had a Material Adverse Effect, or reasonably could be expected to have a Material Adverse Effect, on the Company;

                  (d) The declaration of a banking moratorium by either federal, Maryland, Delaware or New York state authorities;

                  (e) The taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the opinion of the Representatives has a material adverse effect on the financial markets in the United States;

                  (f) Any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein in order to make the statements or information contained therein, in light of the circumstances in which they are made, not misleading in any material respect;

                  (g) An outbreak or escalation of major hostilities or other national or international emergency or calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, as in the judgment of the Representatives, to have a material adverse effect on the general securities market or make it impractical or inadvisable to proceed with completion of the sale of and payment for the Common Shares; or

                  (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, a Material Adverse Effect has occurred.

                  Any termination pursuant to Section 13 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to Section 8 hereof and except as to indemnification to the extent provided in Section 10 hereof).

         SECTION 14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, and other statements of the Company, of its officers or directors, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder.

         SECTION 15. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters or the Representatives will be mailed, delivered or telegraphed and confirmed to you c/o: Ferris, Baker Watts, Incorporated, 100 Light Street, 8th Floor, Baltimore, Maryland 21202, Attention:
R. Mark Rust, Vice President; and to Ryan, Lee & Company, Incorporated, 7929 West Park Drive, Suite 203, McLean, Virginia 22102, Attention: Wayne M. Lee, Chairman.

         With a copy to:

         Williams, Mullen, Clark & Dobbins, P.C.
         Two James Center, 16th Floor
         1021 East Cary Street
         Richmond, Virginia  23219
         Attention:  Robert E. Spicer, Jr., Esquire

         If sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at:

         Powerize.com, Inc.
         901 Elkridge Landing Road, Suite 350
         Linthicum, Maryland  21090
         Attention:  Edwin R. Addison, Chairman of the Board and
                      Chief Executive Officer

         With a copy to:

         Piper & Marbury, L.L.P.
         36 South Charles Street
         Baltimore, Maryland  21201
         Attention:  Earl S. Wellschlager, Esquire

         SECTION 16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided, however, that (i) the obligations (other than indemnification obligations) of the parties under that certain engagement letter agreement between the Company and the Representatives dated June 4, 1999 (the "Engagement Letter") that are expressly stated to survive the termination or expiration thereof shall not be superseded but shall remain in full force and effect until the closing of the Firm Shares under this Agreement and (ii) the indemnification obligations under the Engagement Letter that are expressly stated to survive the termination or expiration thereof shall not be superseded but shall remain in full force and effect, except as to matters specifically addressed by Section 10 hereof.

         SECTION 17. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 18. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         SECTION 19. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         SECTION 20. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                                 Very truly yours,

                                                 Powerize.com, Inc.


                                                 By:
                                                    -----------------------
                                                      Edwin R. Addison
                                                      Chairman of the Board and
                                                      Chief Executive Officer


The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written by the
undersigned acting as Representatives of the several Underwriters (including themselves) named in Schedule A hereto.


FERRIS, BAKER WATTS, INCORPORATED


By:
   ------------------------------
Title:
      ---------------------------


RYAN, LEE & COMPANY


By:
   ------------------------------
Title:
      ---------------------------

                                   SCHEDULE A
                                   ----------


                                                                      Number of
                    Name of Underwriter                                 Shares
                    -------------------                                 ------

Ferris, Baker Watts, Incorporated

Ryan, Lee & Company Incorporated


Total